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                                                                     EXHIBIT 23





                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors and The Plan
Sponsor and Plan Administrator of the
TCF Employees Stock Purchase Plan:

We consent to incorporation by reference in the registration statement (No. 33-43030) on Form S-8 of TCF Financial Corporation of our report dated June 18, 1999, relating to the statements of net assets available for plan benefits of the TCF Employees Stock Purchase Plan as of December 31, 1998 and 1997, and the related statements of changes in net assets available for plan benefits for each of the years in the three-year period ended December 31, 1998, and related schedules as of and for the year ended December 31, 1998, which report appears elsewhere in this December 31, 1998 annual report on Form 11-K of the TCF Employees Stock Purchase Plan.




                                                     /s/ KPMG Peat Marwick LLP



Minneapolis, Minnesota
June 25, 1999